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                     AMENDMENT NO. 2 DATED AS OF MAY 1, 2009
                TO THE PARTICIPATION AGREEMENT DATED MAY 16, 1989

     Amendment to the Participation Agreement (the "Agreement") by and among Metropolitan Life Insurance Company (successor in interest to Paragon Life Insurance Company) ("MetLife") on behalf of itself and certain of its separate accounts, American Funds Insurance Series, and Capital Research and Management Company.

     WHEREAS, the parties desire to amend the Agreement by identifying the Funds in Appendix B and by identifying the Separate Accounts in Appendix C and adding a new Separate Account;

     WHEREAS, the parties desire to amend the Agreement by adding a new Paragraph 14 relating to "Listed Transactions";

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. The references to Separate Account A in the introductory paragraph is deleted and is replaced with "certain Separate Accounts listed on Appendix C (the "Separate Accounts")."

     2. The 8th WHEREAS clause is deleted and replaced with the following:

     "WHEREAS, the Funds listed on Appendix B will serve as the underlying investment medium for certain Sub-accounts of the Separate Accounts listed in Appendix C."

     3. Section 1 is revised by deleting the first two sentences.

     4. Section 11 is revised by replacing the following as the notice address for Metropolitan Life Insurance Company.

          Metropolitan Life Insurance Company
          190 Carondelet Plaza
          St. Louis, MO  63105
          Attn: Elizabeth Rich

          With a copy to:

          Metropolitan Life Insurance Company
          501 Boylston Street
          Boston, MA  02116
          Attn: Law Department

     5. The new Paragraph 16 is added in its entirety as follows:

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          "14. The Series and CRMC will use reasonable best efforts to prevent any Fund of the Series from engaging, directly or indirectly, in a "listed transaction" as defined in Treas. Regs. (S) 1.6011-4(b)(2) or successor provision (a "Listed Transaction"). If the Series or CRMC reasonably determines that a Fund of the Series has engaged in a Listed Transaction, it will (i) provide MetLife with prompt notice thereof, and (ii) upon MetLife's request, will provide all information relating to such Listed Transaction which MetLife would need in order to comply with its disclosure obligations under applicable state and Federal rules. In addition, the Series or CRMC will promptly notify MetLife of any required filings by the Fund of IRS Form 8886, (Reportable Transaction Disclosure Statement), or any successor form."

     6. Appendices B and C attached are added to the Agreement.

     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.


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                                   APPENDIX B

American Funds Insurance Series:
--------------------------------

     .    Asset Allocation Fund              Class 1
     .    Bond Fund                          Class 1
     .    Cash Management Fund               Class 1
     .    Global Growth Fund                 Class 1
     .    Global Small Capitalization Fund   Class 1
     .    Growth Fund                        Class 1
     .    Growth-Income Fund                 Class 1
     .    High-Income Bond Fund              Class 1
     .    International Fund                 Class 1
     .    New World Fund                     Class 1


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                                   APPENDIX C

                                SEPARATE ACCOUNTS

Paragon Separate Account A

Paragon Separate Account B


                                        4

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     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment
No. 2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        METROPOLITAN LIFE INSURANCE COMPANY
                                        (on behalf of the Separate Accounts and
                                        itself)


                                        By:  /s/ Alan C. Leland
                                             ---------------------------------
                                        Its: Vice President


                                        AMERICAN FUNDS INSURANCE SERIES


                                        By:  /s/ Steven I. Koszalka
                                             ---------------------------------
                                             Steven I. Koszalka
                                        Its: Secretary


                                        CAPITAL RESEARCH AND MANAGEMENT COMPANY


                                        By:  /s/ Michael J. Downer
                                             ---------------------------------
                                             Michael J. Downer
                                        Its: Senior Vice President and Secretary


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